                                                                    EXHIBIT 10.1

                    MANAGEMENT OF SINO-FOREIGN JOINT VENTURE

                               [CHINESE CHARACTER]
                        UNIVERSAL SENSOR APPLICATION INC.

                                    CONTRACT

                                 April 12, 2005

                                Table of Contents

Chapter 1     General.................................................................    3

Chapter 2     Parties of the Joint Venture............................................    3

Chapter 3     The Joint Venture.......................................................    4

Chapter 4     Objective of Joint Venture and Operation Scope .........................    4

Chapter 5     Total Registered Capital, Investment Ratio, and Method of Investment        4

Chapter 6     Responsibilities of Each Party .........................................    5

Chapter 7     Technology Transfer & Valuation of Technology ..........................    6

Chapter 8     Board of Directors .....................................................    6

Chapter 9     Management Structure ...................................................    7

Chapter 10    Labor Management, the Composition of Labor Union........................    8

Chapter 11    Equipment, Raw Material Purchase, Commodity Inspection .................    8

Chapter 12    Tax Affairs, Finance and Allocation of Profit ..........................    9

Chapter 13    Term, Dissolution, Liquidation of the Joint Venture.....................   10

Chapter 14    Insurance ..............................................................   10

Chapter 15    The Responsibility for Breach of the Contract ..........................   11

Chapter 16    Force Majeure ..........................................................   11

Chapter 17    Dispute Solution .......................................................   12

Chapter 18    Governing Laws..........................................................   12

Chapter 19    The Effectiveness of the Contract and Others ...........................   12

                       MANAGEMENT OF FOREIGN JOINT VENTURE

                               [CHINESE CHARACTER]
                        UNIVERSAL SENSOR APPLICATION INC.

                                    CONTRACT

CHAPTER ONE GENERAL

All parties agree to sign this joint venture agreement to set up "UNIVERSAL SENSOR APPLICATION INC."([CHINESE CHARACTER]) based on the principle of unanimous equality and benefit. This agreement complies with "Management of Foreign Joint Venture Enterprise Law of the People's Republic of China" and the Chinese relevant laws and regulations.

CHAPTER TWO PARTIES OF THE JOINT VENTURE

Article 2.1 Parties to the Joint Venture
Party A: [CHINESE CHARACTER] (hereinafter "HX")
Registration: Shanghai Business Administrative Management Bureau
Address: 14 Luo Mountain Road, Suite 260, Lane1700, Pudong newly developed area, Shanghai
Tel: 021-58547577                               Fax: 021-58547577
Legal Representative: Hanlin Chen
Position: Chairman of board                     Nationality: PRC

Party B: SENSOR SYSTEM SOLUTIONS, INC. (hereinafter "3S")
Registration: CA, U.S.A.
Address: 45 Parker, Suite A, Irvine, CA 92618, U.S.A.
Tel: 001-949-855-6688                Fax: 001-949-855-6685
Legal Representative:  Michael Young
Position: CEO                        Nationality: U.S.A.

Party C: Hongkong Great Genesis Group Co., LTD  (hereinafter "Genesis")
Registration: Hong Kong
Address: Central, HK
Tel: 00852-25267572             Fax: 00852-25267572
Legal Representative: Hanlin Chen
Position: Chairman of board     Nationality: PRC

CHAPTER THREE THE JOINT VENTURE

Article 3.1 All parties agree to establish the joint venture of [CHINESE CHARACTER] (hereinafter "USAI"), EngliSH name "UNIVERSAL SENSOR APPLICATION INC.".

The join venture's legal address is: No. 1 Guanshan 1st Road, Henglong Building, Wuhan, Hubei Province, P.R.C.

USAI can establish branch offices in any cities of China or other countries if it's necessary. But it has to be discussed in the board, and report to related authorized government departments.

Article 3.2 All of activities of USAI must comply with the laws and related stipulations of People's Republic of China, and its legitimate management rights is protected by People's Republic of China.

Article 3.3 USAI is formed by three parties according to the Chinese law, and is registered in China as a limited liability company. All parties will share the profit, risk and loss proportional to the percentage of its investment.

CHAPTER FOUR THE OBJECTIVE OF JOINT VENTURE AND OPERATION SCOPE

Article 4.1 USAI's business objective: To achieve satisfactory financial returns through funding cooperation and technology transfer, and to introduce products that are competitive worldwide in terms of quality and price through advanced technology and scientific management. USAI's operation scope: Development, production and sale of sensor and related electronic products. USAI's is targeted to produce 4 million sensors annually with an annual sale of RMB300 millions.

CHAPTER FIVE  TOTAL REGISTERED CAPITAL, INVESTMENT RATIO, AND METHOD OF
              INVESTMENT

Article 5.1 USAI's total investment is USD 14 millions, registered capital is USD 10 millions.

      All parties agree to follow amount and ratio of investment:

      Part A -- HX will invest USD 1 millions (10% of the registered capital)

      Part B -- 3S will invest USD 3 millions (30% of the registered capital)

      Part C -- GENESIS will invest USD 6 millions (60% of the registered capital)

Method of Investment:

HX and GENESIS will invest in cash, land and building. Cash investment will be done in three installments in one year. 3S will invest with technology and technology transfer. Refer to the appended "Technology transfer contract". The exchange rate between RMB and foreign monetary is based on the foreign exchange rate announced by the National Foreign Exchange Administrative Bureau at the pay-in date.

Article 5.2 Each party should use its own cash, assets, industrial property and technology proprietary without collateral claims to invest in this joint venture. Any investment other than cash will need valid proof.

Article 5.3 None of the parties is allowed to, under USAI's name, take out a loan, lease equipment or other property to be accounted for its portion of investment. Any party cannot use USAI's assets or the other party's asset as guarantee for its investment.

Article 5.4 The first installment of each party's investment should be transferred to USAI's account in China within 3 months after the execution of this agreement and obtaining the business license for USAI. Any past due payment will incur a 1% per month interest penalty.

Article 5.5 All pay-in investment has to be verified by an accountant allowed to practice in China. USAI will issue proof of investment based on this account's report.

Article 5.6 If the fund is insufficient during operation, the registered capital can be increased according to original ratio or a new ratio base on unanimous agreement and with government approval.

Article 5.7 USAI cannot reduce its registration capital during the term of the joint venture.

Article 5.8 One party will have the first priority to purchase the ownership of the other party if the other party is considering selling all or part of its ownership.

Article 5.9 None of the parties can sell its ownership to any other third party at terms better than the terms offered to the other party. Any transfer is invalid if this requirement is not followed.

CHAPTER SIX RESPONSIBILITIES FOR EACH PARTY

Article 6.1 Following are responsibilities of each party:

6.1.1 Part A-HX

      (1) Handle the whole approval procedures about the establishment of USAI, and deal with all of its registration procedures before starting business.

      (2) Provide land and factory building to USAI(or assist USAI to choose factory location).

      (3) Before USAI starts business, HX is responsible for dealing with the equipment and material import examination and approval procedure and the declaration to Chinese customs.

      (4) Is responsible for the production, the management and the human resource.

      (5) Before USAI starts business, apply visa for foreign employees, and provide them the necessary convenient condition about working, living and traffic transportation.

      (6) Deal with everything that is included in this contract as well as other matters that USAI authorizes.

6.2.2 3S and GENESIS

      (1) Assist to handle that USAI entrusts about purchasing the equipment and the raw material in the international market and so on the related matters.

      (2) Responsible for the product exporting of USAI, and provide the related information in the market.

      (3) Send out administrators to co-operate with HX to manage USAI together, and also coordinate the production and management business of USAI.

      (4)   Handle other matters that USAI authorizes.

CHAPTER SEVEN THE TECHNOLOGY TRANSFER & VALUATION OF TECHNOLOGY

Article 7.1 All parties must sign a technology transfer agreement in additional as an appendix to this contract according to the industry ownership and the valuation of technology, and report to original government department to get approval.

Article 7.2 Any contract about technology transfer which is signed by USAI and other companies must get approval from the government department.

CHAPTER EIGHT BOARD OF DIRECTORS

Article 8.1 The date that business license of USAI get approved is also the date that the board is established.

Article 8.2 The board will be formed by 3 directors. HX, 3S and GENESIS each can delegate one director. The chairman of the board will be assigned by GENESIS. The number of directors can be increased or decreased by the approval of board of directors.

Article 8.3 The tenure for the chairman of board is 2 years and can be re-delegated.

Article 8.4 The board is the highest authority organization of USAI. It decides all of significant matters of USAI.

Following events must get unanimous agreement by the directors who presents in the board meeting:

      (1)   Revise bylaws of USAI;

      (2)   Dissolve USAI;

      (3)   Adjust USAI registration capital;

      (4)   Any party transfers its USAI share to others;

      (5)   Any party pawns its USAI share to the loaners.

      (6)   Merger or separation of USAI;

      (7)   Mortgage property of USAI;

      .............etc.

Article 8.5 Chairman of the board is USAI's legal representative. When chairman of the board cannot perform his/her responsibility, he/she should authorize the other person to act on his/her behalf.

Article 8.6 The meeting of board of directors will be held once a year at least (annual meeting) in USAI office or other places in which the board of directors assign, and is also convened and chaired by the chairman of the board. The chairman should call an emergency board meeting upon request from at least one director.

The meeting time, place, and agenda are supposed to be included in the notice of board meeting. In the meantime, the notice in written form should be delivered to all of directors 10 days before the board meeting held. The minutes of meeting should be kept in file and saved.

Article 8.7 The annual board meeting and the temporary board meeting should be hold with of the 2 (2/3 of all directors) or above directors attending the meeting Every director owns a vote.

Article 8.8 All parties are obligated to make sure that their delegated directors will attend the annual and the temporary board meetings. Directors who cannot attend the board meeting should provide a proof of appointment to authorize another person to represent him/her.

Article 8.9 If the board can't reach a decision on significant issues or events within 3 days of the board meeting due to a director(s) of any party who can not attend the board meeting and does not authorize another person to represent him, the other parties can send a written notice to the absent parties' address listed in this contract, and urge him (them) to attend the board meeting within the time limit.

Article 8.10 The above notice is supposed to be delivered by registered mail at least 60 days before the date when the meeting will be held. And the notice will demand the receiving party to reply in writing within 45 days upon receiving. If the person doesn't reply within this time limit, this party will be deemed to forfeit its right. The person who is authorized by notified party can hold a special board meeting. This special board meeting can pass major resolutions with unanimous decisions from attending directors or their delegates even if the attendance is under the legal requirement.

Article 8.11 Any director who doesn't hold a management position in USAI won't get salary from USAI. All of expense about holding the board meeting will be paid by USAI.

CHAPTER NINE MANAGEMENT STRUCTURE

Article 9.1 USAI is operated under General Manager system with the lead from board of directors. And under this system, there are a few administrative management departments that are responsible for daily administrative management. The General Manager will be appointed by the board of directors.

Article 9.2 General manager's responsibility is to carry out the board of directors' resolution, organize and lead the daily management work of USAI. Under the authorized scope from the board, General Manager represents USAI, and is responsible for all internal operation authorized by the board, including hiring and firing of employees.

Article 9.3 According USAI's need, the chairman of the board can adjust USAI's management structure any time according to the resolution of the board of directors and USAI's related regulation, and re-determines the authority and responsibility scope of the management.

Article 9.4 General manager is not allowed to participate in the other economic organization that competes with USAI. The board can dismiss the General manager immediately through board resolution if behaviors of fraudulence or negligence are found.

CHAPTER TEN   THE LABOR MANAGEMENT, THE COMPOSITION OF LABOR
              UNION

Article 10.1 Employee salary, reward and welfare of USAI, will be set referring to the standard of local market. Personnel issues such as employment, dismission, labor protection, insurance, and labor discipline will be handled according to the Chinese relevant laws and the related regulations by the local labor department. Regarding to the employment, salary, insurance, benefit and travel allowance and so on of high-level management persons whom are recommended by any party, will be discussed and decided by the board of directors.

Article 10.2 The employees of USAI are authorized to establish the basic labor union and to engage in labor activities according to "the Labor Law of People Republic of China" and "China Labor Union Regulations". USAI will provide the essential activity necessities for its labor union.

CHAPTER ELEVEN  EQUIPMENT, RAW MATERIAL PURCHASE, COMMODITY
                INSPECTION

Article 11.1 All of the production equipments, vehicles, raw materials, fuel and office supplies and so on which are needed by USAI should be purchased from China if all terms are equal.

Article 11.2 The equipments which USAI purchase from overseas should be based on the best price/performance mix, and the price must be approved by the board of directors before purchase.

Article 11.3 All oversea equipments, raw materials and the equipments invested by 3S, etc, must be submitted to the Chinese commodity inspection institution for inspection according to "People's Republic of China Commodity inspection Rule."

CHAPTER TWELVE TAX AFFAIRS, FINANCE AND APPROPRIATION OF PROFIT

Article 12.1 USAI will follow China's relevant law and regulations to pay all taxes.

Article 12.2 Employees of USAI will pay personal income tax according to "the People's Republic of China Individual income Tax law". Foreign employees legal income can be remitted to other countries after deducting the income tax.

Article 12.3 USAI will follow "People's Republic of China Chinese-foreign Joint Venture and Enterprise Law" to draw company reserve funds, the enterprise development funds and the welfare & reward funds. The annual percentage of draw should be decided by the board of directors according to the enterprise operating condition.

Article 12.4 The Joint Venture's fiscal year is from Jan. 1 to Dec. 31. All certificates, documentaries, reports, and account book will be written in Chinese or in both Chinese and English.

Article 12.5 The Joint Venture's finance and accounting system will follow all related regulations in China and will file with local finance and taxation department.

Article 12.6 The Joint Venture's all expenses must be approved by the General Manager or by his authorized person. All business transactions should use invoices approved by the taxation department. Any overseas including Hong Kong and Macau, receipt must bear declaration documentary evidence from either Chinese Port Administration or the Chinese Customs to be valid.

Article 12.7 The Joint Venture's financial audit will be done by an accountant who is registered and allow to practice in China. The audit result will be reported to the board of directors and General Manager.

      HX agrees to let 3S and/or GENESIS to bring its own auditor if it chooses to do so, and 3S and/or GENESIS will pay all related expense.

Article 12.8 USAI is an independent enterprise with independent accounting, and is responsible for its own profits and losses.

Article 12.9 After paying the income tax, deducting the reserve funds, the enterprise development funds, the welfare & reward funds, the remaining profit will be distributed according to the investment proportion of each party. If USAI suffers a loss, it will be shared and deducted according to the investment proportion from the existing investment of each party.

Article 12.10 All foreign exchange matters of USAI will follow the regulations of the "People Republic of China exchange Control".

Article 12.11 3S and Genesis' dividends from USAI can be remitted through bank to its authorized bank account in according with the exchange control regulations of People Republic of China.

CHAPTER THIRTEEN TERM, DISSOLUTION, LIQUIDATION OF THE JOINT CAPITAL

Article 13.1 The term of the Joint Venture is 15 years, from the date when the business license is received. During the term of the joint venture, none of the parties can sign any agreements or contracts harming the joint venture with any domestic or foreign organizations.

Article 13.2 The term can be extended with the approval of all parties before the expiry date. If the joint venture needs to be dissolved, the board of directors should propose a liquidation procedure, and organize a liquidation committee to carry on the procedure. Any remaining assets will be distributed to all parties according to the original investment proportion after all debts are paid off.

Article 13.3 USAI can be dissolved under the following conditions.

            13.3.1 At least one party does not agree to continue this
                   relationship when the joint venture term is expired,

            13.3.2 When the enterprise suffers a serious loss, and is unable to continue with its operation.

            13.3.3 When the enterprise suffers a serious loss from natural disaster, war and similar force majeure causes and is unable to continue with its operation.

      The board of directors should submit a company dissolution proposal to the original approval department under conditions listed in the above article 13.3.1, 13.3.2, 13.3.3. The dissolution process will be executed according to article 13.2 and related Chinese relevant law and regulations. This contract will be terminated after USAI is dissolved.

CHAPTER FOURTEEN INSURANCE

Insurance policies of the joint venture company on various kinds of risks shall be underwritten within the People's Republic of China. The board of directors shall decide types, value and duration of insurance in accordance with the provisions of the related insurance companies.

CHAPTER FIFTEEN THE RESPONSIBILITY FOR BREACH OF THE CONTRACT

Article 15.1 The party that fails to invest in time per Paragraph 5.4 will have to pay a penalty. The penalty will be 1% of its total investment amount per month from the first date that it fails to meet his investment schedule. Not only the party that breach the contract should pay for this penalty, but also the other side that can request to terminate this contract and ask for damage compensation.

Article 15.2 It is called "breach of the contract" if one party fails to pay-in its investment in the time limit. Other parties should notify and urge the breaching party to pay-in its investment within one month. The breaching party will be deemed as giving up all of its rights and withdrawing from USAI automatically if its investment is unpaid within the month. After the month, other parties should apply to the original approval government department to dissolve USAI, or to get approval to find another party to assume the rights and responsibilities that originally belong to the breaching party. Other parties are entitled to damage compensation from the breaching party. The damage will be shared by all parties according to the actual situation, if the breach is caused by all parties.

CHAPTER SIXTEEN FORCE MAJEURE

The party that suffers from earthquake, typhoon, flood, fire, war or other accidents that are unpredictable force majeure and cannot fulfill the contract should promptly notify the other parties. It will also provide all details within 15 days along with a certificate from an authorized government agency to explain why it can't execute the contract. All parties will negotiate and decide to terminate this contract, remove some of the obligations, or postpone the due dates.

CHAPTER SEVENTEEN DISPUTE SOLUTION

All parties should resolve any dispute occurred during the term of the joint venture based on good will. Any dispute cannot be resolved among the parties can be submitted to and solved by China International Economic Arbitration Committee or the local branch council in which USAI is located. This arbitration will be final and all parties should abide by it. The party that loses in the arbitration should be responsible for the expenses of arbitration. All parties should continue to execute joint venture contract and all related agreements within the arbitration period.

CHAPTER EIGHTEEN GOVERNING LAWS

The signature, effectiveness, interpretation, modification, and dispute settlement of the contract will be governed by the laws of People Republic of China.

CHAPTER NINETEEN EFFECTIVENESS OF THE CONTRACT AND OTHERS

Article 19.1: This contract will be in effect after the authorized representatives from all parties sign this document and getting the approval from the government department. Same requirements apply when the contract is modified.

Article 19.2: This contract will become a legal document after every party has signed it and approved by the government department. All parties must abide by it strictly; none of the parties can terminate it arbitrarily. Any proposal to terminate, transfer shares or change terms of the contract should be brought up 3 months beforehand, and after negotiation by all parties the revised contract should be submitted to the original approval government department to get approval. The existing parties will have preemption to purchase shares from the other party. The party that proposes to terminate this contract will be responsible for all the financial loss from contract termination.

Article 19.3: Any other issues about the contract after being negotiated by all parties can be modified or supplemented, and submitted to the original approval government department to get approval. Any revisions or added provisions are legally binding and should be treated as amendments to this contract.

Article 19.4: Any notification to other parties can be sent through telegram, email or fax. However, notices should be sent in registered letter if they are related to the rights or responsibilities of any party. The addresses listed in this contract are the mailing addresses.

Article 19.5: This agreement will be interpreted based on its Chinese version. The original document has 4 copies. All parties hold one respectively, and another one is preserved by USAI. There are still some duplication copies for being filed to the related government departments.

[CHINESE CHARACTER]
(Signature, stamp)

Date:

Sensor System Solutions, Inc.
(Signature)

Date:

China Automotive Systems, Inc.
(Signature)

Date:

                                                                              13